EXHIBIT 23(B)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Suburban Lodges of America, Inc. on Form S-8 of our report on the financial statements of Gulf Coast Associates, Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996, appearing in Registration Statement No. 333-15065 dated November 20, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Atlanta, Georgia
January 28, 1997
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration
Statement of Suburban Lodges of America, Inc. on Form S-8 of our report on the financial statements of Suburban Lodged of America, Inc. and Affiliated Entities dated March 17, 1996 (May 29, 1996 as to Notes 1 and 11), appearing in Registration Statement No. 333-15065 dated November 20, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Atlanta, Georgia
January 28, 1997